EXHIBIT (8)(b)(4)

AMENDMENT No. 4 TO PARTICIPATION AGREEMENT

(ALLIANCEBERNSTEIN)

FOURTH AMENDMENT

TO

PARTICIPATION AGREEMENT

Amendment to the Participation Agreement (the “Agreement”), dated August 2, 2000, between Transamerica Premier Life Insurance Company (formerly known as Monumental Life Insurance Company and Western Reserve Life Assurance Co. of Ohio), an Iowa life insurance company (“Insurer”) (on behalf of itself and its “Separate Account”); Transamerica Capital, Inc. (“Contracts Distributor”) (together Insurer and Contracts Distributor, the “Company”); AllianceBernstein L.P. (formerly Alliance Capital Management L.P.) (“Adviser”); and AllianceBernstein Investments, Inc. (formerly, Alliance Fund Distributors, Inc.) (“Distributor”), the Fund’s principal underwriter, (collectively, the “Parties”).

WHEREAS, the Company’s affiliate, Monumental Life Insurance Company (“MON”), has changed its name to Transamerica Premier Life Insurance Company on or around July 31, 2014; and

WHEREAS, the Company’s affiliate, Western Reserve Life Assurance Co. of Ohio (“WRL”), has merged into the Company on or around October 1, 2014 and the Company has assumed all rights and obligations under the agreements to which WRL was a party; and

WHEREAS, the Parties desire to further amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereto agree as follows:

1.	A new schedule, Schedule A, which may be revise with notice to all parties, is attached hereto and made a part of the Agreement.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: October 1, 2014

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN L.P.

By:	/s/ John Mallett	By:	/s/ Emilie D. Wrapp
Name:	John Mallett	Name:	Emilie D. Wrapp
Title:	Vice President	Title:	Assistant Secretary
Date:	9-24-14	Date:	9/17/14

TRANSAMERICA CAPITAL, INC.		ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Brenda L. Smith	By:	/s/ Stephen Laffey
Name:	Brenda L. Smith	Name:	Stephen Laffey
Title:	Senior Vice President	Title:	Assistant Vice President
Date:	September 23, 2014	Date:	9/17/14

SCHEDULE A

Revised October 1, 2014

SEPARATE ACCOUNT

Separate Account VA AA

Separate Account VA CC

Separate Account VA U

Separate Account VA V

WRL Series Life Account

WRL Series Life Account G

POLICY/CONTRACT

Advisor’s EdgeSM Variable Annuity

Advisor’s Edge SelectSM Variable Annuity

WRL Asset Advisor

WRL Associate Freedom Elite Builder

WRL Evolution

WRL ForLife

WRL Financial Freedom Builder

WRL Freedom Advisor

WRL Freedom Elite

WRL Freedom Elite Builder

WRL Freedom Elite Builder II

WRL Freedom Equity Protector

WRL Freedom Multiple

WRL Freedom Premier® III Variable Annuity

WRL Freedom Wealth Protector

WRL Xcelerator

WRL Xcelerator Focus and Exec

PORTFOLIO

AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

AllianceBernstein Global Thematic Growth Portfolio – Class B

AllianceBernstein Growth Portfolio – Class B

AllianceBernstein Large Cap Growth Portfolio – Class B

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